Exhibit 99.4

EXECUTION VERSION

AMENDED AND RESTATED LOCK-UP WAIVERS AGREEMENT

This Agreement is entered into as of April 20, 2017 (this “Agreement”), by and among Virtu Financial, Inc., a Delaware corporation (the “Company”), and each of the persons set forth on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders” and together with the Company, the “Parties”).

WHEREAS, in connection with the Company’s initial public offering (the “IPO”) of shares of Class A common stock, $0.00001 par value per share (the “Class A Common Stock”), the Company, TJMT Holdings LLC, certain affiliates of Silver Lake Partners (the “Silver Lake Entities”), Havelock Fund Investments. Pte. Ltd (“Havelock”), the Management Vehicles and certain other parties (collectively, the “Existing Parties”) entered into a registration rights agreements on April 15, 2015 (the “Existing Registration Rights Agreement”);

WHEREAS, in connection with the Existing Registration Rights Agreement, the Existing Parties entered into a lock-up waivers agreement on April 15, 2015 to govern the release of underwriting lock-up agreements (the “Existing Lock-Up Waivers Agreement”);

WHEREAS, the Silver Lake Entities exited their investment in the Company through a secondary offering in November 2015 and, as a result, their rights and obligations under the Existing Registration Rights Agreement and the Existing Lock-Up Waivers Agreement have automatically terminated pursuant to the terms therein;

WHEREAS, the Company and the North Island Entity have entered into an investment agreement  (the “North Island Investment Agreement”) on April 20, 2017, pursuant to which the Company will issue shares of Class A Common Stock to North Island Entity;

WHEREAS, the Company and Aranda Investments Ptd. Ltd. (“Aranda”) have entered into an investment agreement (the “Temasek Investment Agreement”) on April 20, 2017, pursuant to which the Company will issue shares of Class A Common Stock to Aranda ;

WHEREAS, the Parties have entered into the Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) to provide the registration rights set forth therein to the North Island Entity in connection with its investment in the Company;

WHEREAS, the Stockholders and the Company desire to enter into the arrangements set forth herein to govern the release of underwriting lock-up agreements (“Lock-Up Agreements”);

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the Parties hereto hereby agree that the Existing Lock-Up Waivers Agreement shall be, and hereby is, amended and restated in its entirety as follows:

1.             Definitions.  For the purposes of this Agreement the following terms shall have the meanings specified in this Section 1:

“Agreement” shall have the meaning set forth in the Preamble.

“Amended and Restated Registration Rights Agreement” shall have the meaning set forth in the Preamble, substantially in the form attached hereto as Exhibit A.

“Class A Common Stock” shall have the meaning set forth in the Recitals.

“Common Stock” shall mean, collectively, the Class A Common Stock, the Class B common stock of the Company, par value $0.00001 per share (the “Class B Common Stock”), the Class C common stock of the Company, par value $0.00001 per share, and the Class D common stock of the Company, par value $0.00001 per share.

“Company” shall have the meaning set forth in the Preamble.

“Concurrent Release” shall have the meaning set forth in Section 2(b)(ii).

“e-mail” shall have the meaning set forth in Section 5.

“Equity Interest” shall mean the Securities that represent one share of Class A Common Stock or one share of Class B Common Stock either directly or on an as-converted, as-exchanged or as-exercised basis.

“Investor Released Equity Interests” shall mean, with respect to any public offering of Equity Interests for which the North Island Entity or the Temasek Entities are subject to a lock-up agreement pursuant to Section 2.12 of the Amended and Restated Registration Rights Agreement, the aggregate Equity Interests of the North Island Entity, the Temasek Entities and their respective Transferees that are to be released from their applicable lock-up agreements (assuming that (i) the provisions of Section 2(b)(ii) have been complied with and (ii) no North Island Entity or Temasek Entities or any of their respective Transferees has waived in writing its rights to a Concurrent Release in respect of any of its Equity Interests under Section 2(b)(ii)).

“Lock-up Agreement” shall have the meaning set forth in the Recitals.

“Lock-up Transferee” shall mean any person to whom a Stockholder offers, sells, contracts to sell, pledges, grants an option to purchase, makes any short sale, assigns or otherwise transfers any Securities and who, pursuant to the terms of the Lock-up Agreement, is, therefore, obligated to be bound by the terms of the Lock-up Agreement.

“Management Vehicles” shall mean the person set forth on Schedule A hereto under the heading “Management Vehicles”.

“North Island Entity” shall mean those persons set forth on Schedule A hereto under the heading “North Island Entity”.

“North Island Investment Agreement” shall have the meaning set forth in the Recitals.

“North Island Percentage” shall mean, in respect of each Concurrent Release, an amount equal to the aggregate number of Equity Interests released pursuant to such Concurrent Release with respect to the North Island Entity and their Transferees divided by the aggregate number of Equity Interests beneficially owned by the North Island Entity immediately prior to the date hereof and without giving effect to the sale of Equity Interests by the North Island Entity pursuant to Section 2 hereof.

“Other Party” shall mean those persons set forth on Schedule A hereto under the heading “Other Parties” and the Management Vehicle.

“Parties” shall have the meaning set forth in the Preamble.

“Requesting Party” shall mean, with respect to each Concurrent Release sought, the Stockholder or Transferee applying to the underwriters (or representatives of the underwriters) for such Concurrent Release.

“Requesting Party Percentage” shall mean, in respect of each Concurrent Release, an amount equal to the aggregate number of Equity Interests released pursuant to such Concurrent Release with respect to the Requesting Party and their Transferees divided by the aggregate number of Equity Interests beneficially owned by the Requesting Party immediately prior to the date hereof.

“Securities” shall mean shares of Common Stock or any membership interests of Virtu Financial, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock or any membership interests of Virtu Financial, whether now owned or hereinafter acquired, owned directly (including holding as a custodian) or beneficially owned (within the rules and regulations of the Securities and Exchange Commission) by a Stockholder, a Lock-up Transferee of a Stockholder or a Transferee of a Stockholder.

“Silver Lake Entities” shall have the meaning set forth in the Preamble.

“Stockholder” and “Stockholders” shall have the meanings set forth in the Preamble.

“Temasek Entities” shall mean the persons set forth on Schedule A hereto under the heading “Temasek Entity.”

“Temasek Investment Agreement” has the meaning set forth in the recitals.

“Temasek Percentage” shall mean, in respect of each Concurrent Release, an amount equal to the aggregate number of Equity Interests released pursuant to such Concurrent Release with respect to the Temasek Entities and their Transferees divided by the aggregate number of Equity Interests beneficially owned by the Temasek Entities immediately prior to the date hereof and without giving effect to the sale of Equity Interests by the Temasek Entities pursuant to Section 2 hereof.

“Tier 1 Lock-up Period” shall mean the period until the completion of the offering that is counted under Section 2.1(b) of the Amended and Restated Registration Rights Agreement as the second Demand under the Amended and Restated Registration Rights Agreement following the date hereof.

“Tier 2 Lock-up Period” shall mean the period subsequent to the expiration of the Tier 1 Lock-up Period.

“Transferee” shall mean (i) any person to whom a Stockholder sells, assigns or otherwise transfers Registrable Securities (as defined in the Amended and Restated Registration Rights Agreement) and who becomes a party to the Amended and Restated Registration Rights Agreement in accordance with its terms, if not previously a party thereto, and (ii) any persons to whom such Registrable Securities are subsequently sold, assigned or otherwise transferred and who become parties to the Amended and Restated Registration Rights Agreement in accordance with its terms, if not previously parties thereto.

“Viola Entities” shall mean those persons set forth on Schedule A hereto under the heading “Viola Entities”.

“Viola Released Equity Interests” shall mean, with respect to any public offering of Equity Interests for which the North Island Entity or the Temasek Entities are subject to a lock-up agreement pursuant to Section 2.12 of the Amended and Restated Registration Rights Agreement, the Equity Interests of the Viola Entities and their Transferees that are to be released from their applicable lock-up agreements (assuming that (i) the provisions of Section 2(b)(ii) have been complied with and (ii) where no Viola Entity or any of their Transferees is the Requesting Party, no Viola Entity or any of their Transferees has waived in writing its rights to a Concurrent Release in respect of its Equity Interests under Section 2(b)(ii)).

“Virtu Financial” means Virtu Financial LLC, a Delaware limited liability company.

Terms not defined herein shall have the meanings ascribed to them in the Amended and Restated Registration Rights Agreement.

2.                                      Agreement Regarding Lock-up Waivers.

(a)           The Company hereby agrees to take all necessary action, including entering stop transfer instructions with the Company’s transfer agent and registrar, to prevent the transfer of any Securities except in compliance with the terms of Section 2(b) of this Agreement and each Stockholder hereby consents to the taking of all such actions.

(b)           The Parties hereto hereby agree that at any time a North Island Entity or Temasek Entity is subject to a lock-up agreement pursuant to Section 2.12 of the Amended and Restated Registration Rights Agreement:

(i)            Each Stockholder then subject to Section 2.12 of the Amended and Restated Registration Rights Agreement shall, and shall cause each of its Transferees to agree in writing to, be subject to the same form of lock-up agreement as the North Island Entity and the Temasek Entities (other than as modified by this Agreement).

(ii)           Each Stockholder then subject to Section 2.12 of the Amended and Restated Registration Rights Agreement hereby agrees not to, and to cause its Transferees to agree in writing not to, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of Securities in violation of such lock-up agreement (without giving effect to any waiver or consent provisions therein and regardless of any implicit or explicit waiver of such restriction by the counterparties to such lock-up agreement), except to the extent such person has obtained a simultaneous release from the counterparties to such lock-up agreement (a “Concurrent Release”) for each other Stockholder and such other Stockholder’s Transferees on the same basis with respect to a number of Equity Interests beneficially owned by each Stockholder and its Transferees (except to the extent such Stockholder or Transferee, as applicable, has waived in writing their rights pursuant to this Section 2(b)(ii)A.1.ii) as calculated below (it being understood and agreed that each Stockholder and Transferee consisting of multiple persons shall determine amongst itself what proportion of the Equity Interests released pursuant to Sections 2(b)(ii)A, Section 2(b)(ii)B and Section 2(b)(ii)C shall be released with respect to each person).

A.                                    If the Requesting Party is a North Island Entity, a Temasek Entity, a Viola Entity or one of their respective Transferees, then:

1.                                      For the duration of the Tier 1 Lock-up Period:

i.                                          the North Island Entity and their Transferees (when none of such persons is the Requesting Party) shall be released with respect to a number of Equity Interests, in the aggregate, equal to 0.5 times the number of Viola Released Equity Interests; provided that if the Temasek Entities and their Transferees hold a number of Equity Interests that is, in the aggregate, less than 0.5 times the number of Viola Released Equity Interests, then the North Island Entity and their Transferees shall be released with respect to an additional number of Equity Interests equal to the difference between (x) 0.5 times the number of Viola Released Equity Interests and (y) the number of Equity Interests held by the Temasek Entities and their Transferees;

ii.                                       the Temasek Entities and their Transferees (when none of such persons is the Requesting Party) shall be released with respect to a number of Equity Interests, in the aggregate, equal to 0.5 times the number of Viola Released Equity Interests; provided that if the North Island Entity and their Transferees hold a number of Equity Interests that is, in the aggregate, less than 0.5 times the number of Viola Released Equity Interests, then the Temasek Entities and their Transferees shall be released with respect to an additional number of Equity Interests equal to the difference between (x) 0.5 times the number of Viola Released Equity Interests and (y) the number of Equity Interests held by the North Island Entity and their Transferees;

iii.                                    the Viola Entities and their Transferees (when none of such persons is the Requesting Party) shall be released with respect to a number of Equity Interests, in aggregate, equal to the aggregate number of Investor Released Equity Interests; and

iv.                                   each Stockholder (other than the North Island Entity, Temasek Entities and the Viola Entities) and its Transferees shall be released with respect to a number of Equity Interests, in the aggregate, equal to (x) the greater of the North Island Percentage and the Temasek Percentage multiplied by (y) the number of Equity Interests beneficially owned by such Stockholder and its Transferees immediately prior to the date hereof.

B.                                    If the Requesting Party is an Other Party or a Transferee of an Other Party, then:

1.                                      Subject to Section 2(b)(ii)C, each Other Party and their Transferees shall be released with respect to a number of Equity Interests, in the aggregate, equal to the Requesting Party Percentage multiplied by the number of Equity Interests beneficially owned by such Other Party and its Transferees immediately prior to the date hereof;

2.                                      Subject to Section 2(b)(ii)C, the North Island Entity and their Transferees shall be released with respect to a number of Equity Interests, in the aggregate, equal to the Requesting Party Percentage multiplied by the aggregate number of Equity Interests beneficially owned by the North Island Entity immediately prior to the date hereof;

3.                                      Subject to Section 2(b)(ii)C, the Temasek Entities and their Transferees shall be released with respect to a number of Equity Interests, in the aggregate, equal to the Requesting Party Percentage multiplied by the aggregate number of Equity Interests beneficially owned by Temasek Entities immediately prior to the date hereof;

4.                                      For the duration of the Tier 1 Lock-up Period, the Viola Entities and their Transferees shall be released with respect to a number of Equity Interests, in the aggregate, equal to the greater of (i) 2.0 times the number of Equity Interests released with respect to the North Island Entity and their Transferees, in the aggregate, and (iii) 2.0 times the number of Equity Interests released with respect to the Temasek Entities and their Transferees, in the aggregate; and

5.                                      For the purposes of the calculations in Sections 2(b)(ii)B.4 above, the number of Equity Interests deemed released with respect to the North Island Entity, the Temasek Entities and their respective Transferees shall, in each case, be no greater than the number of Equity Interests then owned by such persons.

C.                                    For the duration of the Tier 2 Lock-up Period, each Stockholder and such Stockholder’s Transferees shall be released with respect to a number of Equity Interests pro rata on the basis of the relative number of fully vested Equity Interests then owned by such Stockholder and such Stockholder’s Transferees.

(iii)          Any Stockholder obtaining a Concurrent Release shall, promptly (and in any event, within one business day) and prior to transferring any Securities in reliance upon such Concurrent Release, notify the Company in writing of the terms of such Concurrent Release and provide a copy thereof to the Company.

(iv)          Upon receipt of the notice set forth in Section 2(b)(iii) above, the Company shall, promptly (and in any event, within one business day), notify each Stockholder and its Lock-up Transferees or Transferees, as applicable, in writing of the Concurrent Release and its terms, together with a copy thereof.  Upon notice that a Concurrent Release has been granted, the Company shall as promptly as reasonably practicable take all necessary actions to permit the transfer of Securities by the Stockholders and their Lock-up Transferees or Transferees, as applicable, in accordance with the terms of the Concurrent Release.

(v)           If the application of Section 2(b)(ii) would, in the absence of this Section 2(b)(v), result in the Requesting Party having to seek a waiver in respect of a fractional number of Equity Interests, such number shall be rounded up to the nearest whole Equity Interest.

3.             Amendments and Waivers.  This Agreement may be modified, amended or waived only with the written approval of the Company, the North Island Entity (so long as any North

Island Entity beneficially owns any Equity Interests), the Temasek Entities (so long as any Temasek Entity beneficially owns any Equity Interests) and the Viola Entities; provided, however, that any modification, amendment or waiver of this Agreement that would affect any other Party hereto in a manner materially and disproportionately adverse to such Party relative to the North Island Entity or the Viola Entities shall be effective against such Party so materially and adversely affected only with the prior written consent of such Party, such consent not to be unreasonably withheld, conditioned or delayed.  The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

4.             Termination. This Agreement shall terminate automatically upon the North Island Entity and the Temasek Entities and their respective Transferees ceasing to own any Equity Interests.

5.             Notices.  All notices to any Party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and not received by automated response).  All such notices, requests and other communications to any Party hereunder shall be given to such Party at the address, facsimile number or e-mail address set forth by such Party on the signature pages hereto or at such other address, facsimile number or e-mail address as such Party may hereafter specify for the purpose by notice to the other Parties. Each Stockholder shall cause each of its Lock-up Transferees and Transferees to provide a written notice to the Parties specifying an address, facsimile number or e-mail for the purpose of delivering notice to such Lock-up Transferee or Transferee, as applicable.

6.             Further Assurances.  At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as any other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

7.             Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement (including all of the exhibits hereto) embodies the complete agreement and understanding among the Parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related to the subject matter hereof in any way.

8.             Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

9.             Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10.          Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed by facsimile, e-mail or .pdf format signature(s).

11.          Effectiveness of Amendments.  This Agreement and the amendments contemplated herein shall not take effect until the Amended and Restated Registration Rights Agreement becomes effective. Pending such effectiveness, the Existing Lock-up Waivers Agreement shall remain in full force and effect.  If the North Island Investment Agreement and the Temasek Investment Agreement are terminated prior to the closing of the transactions contemplated thereby for any reason, this Agreement shall have no effect and the Existing Lock-up Waivers Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have executed this agreement as of the date first above written.

VIRTU FINANCIAL, INC.

By:	/s/ Douglas A. Cifu
Name:	Douglas A. Cifu
Title:	Chief Executive Officer

Virtu Financial, Inc.
645 Madison Avenue
New York, New York 10022
Attention: General Counsel
Facsimile No.: 212-418-0123
E-mail: jwaldie@virtufinancial.com

With copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile No.: (212) 757-3990
Attention:	John C. Kennedy
Jeffrey D. Marell
E-mail:	jkennedy@paulweiss.com
jmarell@paulweiss.com

North Island Entity

North Island Holdings I, LP

By:	North Island Holdings I GP, LP,
its general partner

By:	North Island Ventures, LLC,
its general partner

/s/ Glenn Hutchins
By:	Glenn Hutchins
Title:	Chief Executive Officer

If to any of the North Island Entity addressed to them at:

North Island Holdings I, LP
c/o North Island Ventures, LLC
9 West 57th Street, 32nd Floor
New York, New York 10019
Attention:  Jeremy Henderson
Facsimile:  (914) 834-2351

Email:  jeremy@northisland.net

With copies (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:  David K. Lam

Mark F. Veblen

Facsimile:  (212) 403-2000

E-mail: dklam@wlrk.com

mfveblen@wlrk.com

Coral Blue Investment Pte. Ltd.
280 Park Avenue, 9th Floor

New York, New York 10017
Attention:  Ivan Stoyanov and David Rivera
E-mail:   ivanstoyanov@gic.com.sg

davidrivera@gic.com.sg

Sidley Austin LLP
787 Seventh Avenue

New York, New York 10019
Attention:  Asi Kirmayer
Facsimile:  (212) 839-5599

E-mail:   akirmayer@sidley.com

Public Sector Pension Investment Board

1250 René-Lévesque Blvd. West

Suite 900

Montreal (Québec) H3B 4W8

Attention: Senior Vice President and Chief Legal Officer

E-mail: LegalNotices@investpsp.ca

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, New York 10153

Facsimile: (212) 310-8007

Attention:  Douglas Warner

E-mail: doug.warner@weil.com

Temasek Entity

HAVELOCK FUND INVESTMENTS PTE LTD

By:	/s/ Ping Chin Yee
Name:	Ping Chin Yee
Title:	Authorized Signatory

If to the Temasek Entities addressed to them at:

Aranda Investments Pte. Ltd.
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891
Attention: Pradyumna Agrawal
Email: pradyumna@temasek.com.sg

and

Havelock Fund Investments Pte Ltd
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891
Attention: Pradyumna Agrawal
Email: pradyumna@temasek.com.sg

With copies (which shall not constitute actual notice) to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention: Scott Petepiece
Facsimile: (646) 848-8576
E-mail: SPetepiece@Shearman.com

Temasek Entity

ARANDA INVESTMENTS PTE. LTD.

By:	/s/ Ping Chin Yee
Name:	Ping Chin Yee
Title:	Authorized Signatory

If to the Temasek Entities addressed to them at:

Aranda Investments Pte. Ltd.
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891
Attention: Pradyumna Agrawal
Email: pradyumna@temasek.com.sg

and

Havelock Fund Investments Pte Ltd
60B Orchard Road #06-18 Tower 2
The Atrium@Orchard
Singapore 238891
Attention: Pradyumna Agrawal
Email: pradyumna@temasek.com.sg

With copies (which shall not constitute actual notice) to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention: Scott Petepiece
Facsimile: (646) 848-8576
E-mail: SPetepiece@Shearman.com

Viola Entities

VINCENT VIOLA

By:	/s/ Vincent Viola

TJMT HOLDINGS LLC

By:	/s/ Michael Viola
Name:	Michael Viola
Title:	Authorized Person

If to any of the Viola Entities addressed to them at:

Virtu Financial, Inc.
645 Madison Avenue
New York, New York 10022
Attention: General Counsel
Facsimile No.: 212-418-0123
E-mail: jwaldie@virtufinancial.com

With copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile No.: (212) 757-3990
Attention:	John C. Kennedy
Jeffrey D. Marell
E-mail:	jkennedy@paulweiss.com
jmarell@paulweiss.com

Management Vehicle

VIRTU EMPLOYEE HOLDCO LLC

By:	/s/ Douglas A. Cifu
Name:	Douglas A. Cifu
Title:	Authorized Signatory

If to the Company or the Management Vehicle addressed to them at:

Virtu Financial, Inc.
645 Madison Avenue
New York, New York 10022
Attention: General Counsel
Facsimile No.: 212-418-0123
E-mail: jwaldie@virtufinancial.com

With copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile No.: (212) 757-3990
Attention:	John C. Kennedy
Jeffrey D. Marell
E-mail:	jkennedy@paulweiss.com
jmarell@paulweiss.com

Management Vehicle

VIRTU IRELAND EMPLOYEE HOLDCO LIMITED, as trustee of the Virtu Ireland Employee Trust

By:	/s/ Douglas A. Cifu
Name:	Douglas A. Cifu
Title:	Authorized Signatory

As witnessed by:

By:	/s/ Justin Waldie
Name:	Justin Waldie

Address:
Virtu Financial, Inc.
900 Third Avenue
New York, New York 10022

Occupation: Attorney

If to the Virtu Ireland Employee Holdco Limited, addressed to it at:

Virtu Financial, Inc.
645 Madison Avenue
New York, New York 10022
Attention: General Counsel
Facsimile No.: 212-418-0123
E-mail: jwaldie@virtufinancial.com

With copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile No.: (212) 757-3990
Attention:	John C. Kennedy
Jeffrey D. Marell
E-mail:	jkennedy@paulweiss.com
jmarell@paulweiss.com

Schedule A

North Island Entity

North Island Holdings I, LP

Temasek Entities

Havelock Fund Investments Pte Ltd.

Aranda Investments Ptd. Ltd.

Viola Entities

Vincent Viola

TMJT Holdings LLC

Management Vehicle

Virtu Employee Holdco LLC
Virtu Ireland Employee Holdco Limited, as trustee of the Virtu Ireland Employee Trust

Other Parties

Douglas A. Cifu

Cifu 2011 Family Trust

Graham Free

Exhibit A

Amended and Restated Registration Rights Agreement

(see attached)